Calculation of Filing Fee Tables
S-8
MSGS Spinco, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock	Other	1,000,000	$ 214.65	$ 214,650,000.00	0.000087	$ 18,674.55
2	Equity	Class A Common Stock	Other	250,000	$ 214.65	$ 53,662,500.00	0.000087	$ 4,668.64
Total Offering Amounts:						$ 268,312,500.00		$ 23,343.19
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 23,343.19
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registration statement on Form S-8 to which this exhibit relates (the "Registration Statement") shall also cover any additional shares of MSGS Spinco, Inc.'s (the "Registrant") Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), which become issuable under the MSGS Spinco, Inc. 2026 Employee Stock Plan or the MSGS Spinco, Inc. 2026 Stock Plan for Non-Employee Directors pursuant to the Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant's outstanding shares of Class A Common Stock. (2) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the reported average of the high and low prices of Class A Common Stock in the "when issued" trading market as reported on the New York Stock Exchange on October 21, 2026.

[2]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources